Exhibit 11.5

CONSENT OF SOUTHARD FINANCIAL, LLC

We hereby consent to the inclusion of our opinion letter dated May 16, 2018 to the Board of Directors of Ashley Bancstock Company ("ABC") as an appendix to the Joint Proxy Statement/Offering Circular relating to the proposed merger of ABC with and into Century Next Financial Corporation and related proposals contained in the Offering Statement on Form 1-A ("Offering Statement") as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion contained therein.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Offering Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Southard Financial LLC

Memphis, Tennessee

July 18, 2018